Exhibit 8.1
Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

May 1, 2020

SFL Corporation Ltd.
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Re:	SFL Corporation Ltd.
Ladies and Gentlemen:
We have acted as United States counsel to SFL Corporation Ltd. (the “Company”) in connection with the Company’s Registration Statement on Form F-3 (File No. 333-        ) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 1, 2020, as thereafter amended or supplemented (the “Registration Statement”), with respect to the public offering by the Company (the “Offering”) of up to 10,000,000 common shares of the Company, par value $0.01 per share, to be offered under a dividend reinvestment plan and direct stock purchase plan (the “Securities”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the captions “Risk Factors”, which incorporate by reference certain tax-related risk factors included in our annual report for the year ended December 31, 2019 on Form 20-F, filed with the Commission on March 27, 2020 (the “Annual Report”), and “United States Federal Income Tax Consequences” in the Registration Statement, we hereby confirm that the opinions that are attributed to Seward & Kissel LLP with respect to United States federal income tax matters in the Registration Statement under the caption “United States Federal Income Tax Consequences” and the opinions that are attributed to Seward & Kissel LLP with respect to United States federal income tax matters in the Annual Report under the captions:
(i)
“Risk Factors — There is a risk that U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which would have adverse U.S. federal income tax consequences to U.S. shareholders”; and

(ii)	“Risk Factors — We may have to pay tax on U.S. source income, which would reduce our earnings”;
are the opinions of Seward & Kissel LLP and accurately state our opinion as to the tax matters discussed therein. Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect.
No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the heading “Legal Opinions” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP